                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            GASONICS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                [GASONICS LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 10, 2000

                            ------------------------

TO THE STOCKHOLDERS OF GASONICS INTERNATIONAL CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of GaSonics International Corporation, a Delaware corporation (the "Company"), will be held on Friday, March 10, 2000, at 9:00 a.m. Pacific Standard Time, at the offices of the Company located at 2730 Junction Avenue, San Jose, California 95134-1909, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect directors to serve until the next Annual Meeting, or until their successors are elected and qualified;

    2. To approve amendments to the Company's 1994 Stock Option/Stock Issuance Plan (the "Option Plan") to (i) increase the number of shares of Common Stock authorized for issuance under the Option Plan by an additional 550,000 shares to 3,650,000 shares and (ii) amend the vesting provisions of the 7,500 share automatic grants to non-employee directors so that such grants will be fully exercisable and vested as of the grant date.

    3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending September 30, 2000; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on January 11, 2000 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ DAVE TOOLE

                                          Dave Toole
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

San Jose, California
January 28, 2000

--------------------------------------------------------------------------------
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                       GASONICS INTERNATIONAL CORPORATION
                              2730 JUNCTION AVENUE
                        SAN JOSE, CALIFORNIA 95134-1909

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 10, 2000

GENERAL

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of GaSonics International Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, March 10, 2000 (the "Annual Meeting"). The Annual Meeting will be held at
9:00 a.m., Pacific Standard Time, at the offices of the Company located at 2730 Junction Avenue, San Jose, California 95134-1909. These proxy solicitation materials were mailed on or about January 28, 2000 to all stockholders entitled to vote at the Annual Meeting.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On January 11, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 14,723,257 shares of the Company's common stock, $.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on January 11, 2000. Stockholders may not cumulate votes in the election of directors.

    All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

    You may revoke or change your Proxy at any time before the Annual Meeting by filing with Mr. John Arnold, the Controller of the Company, at the Company's principal executive offices, GaSonics International Corporation, 2730 Junction Avenue, San Jose, California 95134-1909, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received at the Company's principal executive offices no later than September 28, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

    In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than December 12, 2000.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    The persons named below are nominees for director to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. The Certificate of Incorporation and Bylaws of the Company provide that the authorized number of directors shall be determined by resolution of the Board of Directors. The authorized number of directors is currently seven. The Board of Directors has selected six nominees, all of whom are currently directors of the Company. Proxies cannot be voted for a greater number of directors than six. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below. The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING FOLLOWING THE ANNUAL MEETING OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

INFORMATION WITH RESPECT TO NOMINEES

    Set forth below is information regarding the nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they are selected as directors or nominees and their ages as of September 30, 1999:

NOMINEES                              AGE         POSITION(S) WITH THE COMPANY
--------                            --------   ----------------------------------
Dave Toole........................     44      Chairman of the Board of Directors
Monte M. Toole....................     68      Vice Chairman of the Board of
                                                 Directors
Asuri Raghavan....................     46      Chief Executive Officer, President
                                               and Director
Kenneth L. Schroeder..............     53      Director
Kenneth M. Thompson...............     61      Director
F. Joseph Van Poppelen............     72      Director

BUSINESS EXPERIENCE OF BOARD NOMINEES

    DAVE TOOLE was appointed Chairman of the Board of Directors in April 1998. In addition, Mr. Toole has served as the President of Outhink, Inc., a corporate performance portal company, since April 1999. Mr. Toole served as the Company's Chief Executive Officer from December 1994 to April 1998. Between May 1993 and April 1998, Mr. Toole served as President and Chief Operating Officer. Prior to that time, Mr. Toole served as Vice President, Commercial Operations from
May 1991 to May 1993, and as the Company's Vice President and General Manager from April 1989 to May 1991. Mr. Toole served as the Company's Vice President, Sales and Marketing from October 1986 to April 1989 and has served as a Director since April 1979. Mr. Toole has held various other positions in purchasing, manufacturing, marketing and sales since joining the Company in 1979. Prior to 1979, Mr. Toole was employed by Advanced Micro Devices, a semiconductor manufacturer.

    MONTE M. TOOLE founded the Company in March 1971 and currently serves as Vice Chairman of the Board. Mr. Toole served as Chairman of the Board from the Company's inception until April 1998. Mr. Toole served as Chief Executive Officer from the inception of the Company to December 31, 1994. Between
March 1971 and May 1993, Mr. Toole also served as President of the Company. Prior to founding the Company, Mr. Toole was a representative of semiconductor equipment manufacturers at Monte Toole and Associates, Inc., a manager at Fairchild Semiconductor and a systems analyst at IBM. From October 1991 to June 1993, Mr. Toole served on the Board of Directors of Integrated Process Equipment Corporation, a semiconductor equipment company.

    ASURI RAGHAVAN joined the Company in April 1998 as Chief Executive Officer, President and a Director. Prior to joining the Company, Mr. Raghavan was employed by Kulicke and Soffa Industries, Inc., a semiconductor equipment manufacturer, from 1988 to 1998 where he served as President of the Equipment Group beginning in 1997. Mr. Raghavan also served as Senior Vice President of Marketing of Kulicke from 1995 to 1997, and as Vice President of the wire bonding business from 1993 to 1995. From 1991 to 1993, Mr. Raghavan was Vice President of Strategic Development and from 1988 to 1991 was Director of Marketing for Kulicke's Equipment Group. From 1985 to 1988, Mr. Raghavan was employed by American Optical Corporation where he held the position of Director of Research and Technology. From 1980 to 1985, Mr. Raghavan held various engineering, marketing and product development positions with Kulicke.

    KENNETH L. SCHROEDER became a Director of the Company in July 1995.
Mr. Schroeder has been the President, Chief Executive Officer, and a Director of KLA-Tencor Corporation, a semiconductor equipment manufacturer, since
July 1999. From November 1991 until June 1999, he was President and Chief Operating Officer and a Director of KLA-Tencor. Mr. Schroeder has been employed by KLA-Tencor for 17 years in various management positions. Mr. Schroeder is also a director of SEMI, the trade association for the semiconductor capital equipment industry.

    KENNETH M. THOMPSON became a Director of the Company in June 1998. Prior to joining the Company, Mr. Thompson was employed by Intel Corporation for 25 years in various management positions, most recently as Vice President of Manufacturing Technology Engineering. Mr. Thompson has been a Director of Lam Research Corporation since October 1998, a Director of PRI Automation Inc. since June 1989, and a Director of Avant Com since June 1999.

    F. JOSEPH VAN POPPELEN became a Director of the Company in July 1995.
Mr. Van Poppelen has been the President of The Van Poppelen Company, a consulting firm focused on marketing and business strategies for high technology companies since 1989. From 1975 to 1989, Mr. Van Poppelen served as Senior Vice President, Worldwide Marketing and Sales of National Semiconductor Corporation, a semiconductor manufacturer. Mr. Van Poppelen currently serves on the Board of Directors of Novellus Systems, Inc., a semiconductor equipment manufacturer and ULSI Systems.

    There are no family relationships among the members of the Board of Directors or the officers, other than Monte M. Toole and Dave Toole who are father and son.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended September 30, 1999, the Board of Directors held nine (9) meetings and acted by unanimous written consent on three
(3) occasions. The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he served during the last fiscal year.

    The Audit Committee currently consists of three (3) directors, Messrs. Schroeder, Thompson and Van Poppelen. The Audit Committee reviews internal auditing procedures, the adequacy of internal controls and the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee meets periodically with management and the independent auditors. The Audit Committee held one (1) meeting during the last fiscal year.

    The Compensation Committee currently consists of three (3) directors, Messrs. D. Toole, Thompson and Van Poppelen. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company, including the Employee Stock Purchase Plan. The Compensation Committee also has exclusive authority to administer the Company's 1994 Stock Option/Stock Issuance Plan (the "Option Plan") and to make option grants and direct stock issuances under such Option Plan. Pursuant to the provisions of the Option Plan, the Compensation Committee has appointed a Secondary Committee of the Compensation Committee, which consisted of Mr. D. Toole through November 3, 1999 and currently consists of Mr. Raghavan (the "Secondary Committee"), to make option grants and direct stock issuances to eligible persons other than officers and directors subject to the short-swing profit restrictions of the federal securities laws. During the last fiscal year, the Compensation Committee held zero (0) meetings and acted by unanimous written consent on three (3) occasions. The Secondary Committee acted by unanimous written consent on twenty-one (21) occasions during the last fiscal year.

    The Nominating Committee currently consists of three (3) directors, Messrs. D. Toole, Raghavan and Thompson. The Nominating Committee may act in all matters concerning the identification and nomination of potential members by the Board of Directors. The committee will not consider nominees recommended by stockholders.

DIRECTOR COMPENSATION

    Board members who are employees of the Company do not receive cash compensation for their service on the Board. However, the Company has entered into compensation arrangements with each of the existing non-employee Board members, Messrs. Schroeder, Thompson and Van Poppelen. Each such agreement provides that a cash fee of $5,000 be paid to each non-employee Board member for service on the Board during that fiscal quarter.

    The Company also paid Mr. M. Toole $50,000 during fiscal year 1999 in consideration for his services as Vice Chairman of the Board. The Company also paid the following automobile-related expenses on behalf of Mr. M. Toole during fiscal year 1999: (i) $10,685 for automobile lease payments, (ii) $2,130 for automobile insurance, and (iii) $283 for disability and accidental death insurance.

    In addition, the Company paid Mr. D. Toole $250,000 during the fiscal year 1999 in consideration for his services as Chairman of the Board. The Company also paid $1,890 for automobile insurance and $9,841 for automobile lease payments on behalf of Mr. D. Toole.

    Each non-employee Board member will also receive, over his period of Board service, a series of option grants under the Automatic Option Grant Program in effect under the Option Plan. Each individual who first becomes a non-employee Board member, whether through appointment by the Board or upon election by the stockholders, will automatically receive, at the time of such election or appointment, an automatic option grant for 30,000 shares of Common Stock, provided he has not previously been in the Company's employ. Each such option will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will become exercisable in a series of four
(4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. Should the optionee cease Board service prior to completion of such four
(4)-year period, then he will have a twelve (12)-month period, measured from the date of cessation of Board service, in which to exercise the option for any or all of the shares for which the option is exercisable at the time of such cessation of Board service plus an additional twenty-five percent (25%) of the option shares will become exercisable on the next anniversary of the grant date following the optionee's cessation of Board service.

    In addition, each non-employee Board member will receive an annual option grant for 7,500 shares on each successive anniversary of the grant date of his initial 30,000-share option, beginning with the fourth anniversary of the grant date of the initial 30,000-share option, provided he continues to serve on the Board. For a non-employee Board member who was previously employed by the Company, the initial 7,500 annual option grant will be made at the Annual Stockholders Meeting at which that individual is first elected as a non-employee Board member. Each such annual option grant will have an exercise price per share equal to the fair market value of the Common Stock on the grant date and will be exercisable for all of the option shares on the grant date, whether or not the optionee in fact continues in Board service after the grant date. Only Messrs. Schroeder and Van Poppelin received such a 7,500-share option grant during the 1999 fiscal year.

    Each option grant made under the Automatic Option Grant Program will accelerate and become immediately exercisable for all of the option shares upon
(i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale or (iii) the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more proxy contests for Board membership. In addition, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over
(b) the exercise price payable for such share.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

                                  PROPOSAL TWO
                         APPROVAL OF AMENDMENTS TO THE
                     1994 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's stockholders are being asked to approve an amendment to the 1994 Stock Option/ Stock Issuance Plan (the "Option Plan") which will increase the maximum number of shares of Common Stock authorized for issuance over the term of the Option Plan by an additional 550,000 shares, from 3,100,000 shares to 3,650,000.

    The increase to the share reserve is designed to ensure that a sufficient reserve of Common Stock is available under the Option Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success. The second amendment will allow the Company to provide more beneficial equity incentives to non-employee Board members as an inducement for their continued service.

    The following is a summary of the principal features of the Option Plan, as most recently amended. However, the summary does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in San Jose, California.

    The Option Plan became effective on January 27, 1994 upon adoption by the Board of Directors and was approved by the stockholders in March 1994. Since that time, a number of amendments increasing the share reserve under the Option Plan have been adopted by the Board and approved by the stockholders. The amendments which are the subject of this Proposal Two were adopted by the Board on December 8, 1999, subject to stockholder approval at the 2000 Annual Meeting.

EQUITY INCENTIVE PROGRAMS

    The Option Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) an Automatic Option Grant Program and
(iii) a Stock Issuance Program. The principal features of these programs are described below. The Option Plan (other than the Automatic Option Grant Program thereunder) is administered by the Compensation Committee of the Board. The Compensation Committee acting in such administrative capacity (the "Plan Administrator") has complete discretion, subject to the provisions of the Option Plan, to authorize option grants and direct stock issuances under the Option Plan. However, pursuant to authority granted in the Option Plan, the Compensation Committee has also appointed a Secondary Committee to authorize option grants and direct stock issuances to eligible persons other than executive officers and Board members subject to the short-swing liability provisions of the federal securities laws. All grants under the Automatic Option Grant Program are to be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program.

SHARE RESERVE

    A total of 3,650,000 shares of Common Stock has been reserved for issuance over the ten-year term of the Option Plan, assuming stockholder approval of the 550,000-share increase, which forms part of this Proposal. In no event may any one participant in the Option Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 825,000 shares in the aggregate over the term of the Option Plan.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Option Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Option Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option.

    Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Option Plan. Unvested shares issued under the Option Plan and subsequently repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the Option Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the Option Plan will not be available for subsequent issuance.

ELIGIBILITY

    Officers and other employees of the Company and its subsidiaries (whether now existing or subsequently established), non-employee members of the Board or the board of directors of any parent or subsidiary corporation and independent consultants and advisors in the service of the Company or its subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

    As of November 30, 1999, six (6) executive officers, three (3) non-employee Board members and approximately 392 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the three
(3) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on The Nasdaq National Market. On November 30, 1999, the fair market value per share determined on such basis was $15.38.

                       DISCRETIONARY OPTION GRANT PROGRAM

    Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years. The options will generally become exercisable in a series of installments over the optionee's period of service with the Company.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

        TANDEM STOCK APPRECIATION RIGHTS provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

        LIMITED STOCK APPRECIATION RIGHTS may be provided to one or more officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of
    (a) the highest price paid per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

    The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator will have complete discretion to establish the vesting schedule to be in effect for any such unvested shares and may at any time cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

    In January 2000, the Company's Board of Directors amended the Option Plan to provide that the Plan Administrator may not effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and issue replacement options with a lower exercise price without first obtaining stockholder approval if such cancelled options are to be returned to the Option Plan and made available for future grant.

    The Plan Administrator does have the authority, however, to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the lower market price of Common Stock at the time of the new grant provided that the cancelled options are not returned to the option pool and are no longer available for grant.

                         AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member on or after July 19, 1995, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment (the "Initial Grant Date"), a non-statutory option to purchase 30,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. Each non-employee Board member who receives such an initial 30,000-share option grant will automatically be granted, on each successive anniversary of the Initial Grant Date on which he or she continues to serve as a Board member, beginning with the fourth anniversary of such Initial Grant Date, a non-statutory option to purchase an additional 7,500 shares of Common Stock. An individual who becomes a non-employee Board member after previously serving in the Company's employ will receive his or her initial 7,500-share annual grant at the first Annual Stockholders Meeting at which such individual is elected as a non-employee Board member and will receive an additional 7,500-share automatic option grant at each subsequent Annual Stockholders Meeting at which he or she is re-elected to the Board as a non-employee director. There will be no limit on the number of such 7,500-share option grants which any one non-employee Board member may receive over his or her period of Board service.

    Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the 2000 Annual Meeting and the subsequent exercise of that option in accordance with the provisions of the Automatic Option Grant Program summarized below.

    Each 30,000-share or 7,500-share option granted under the Automatic Option Grant Program will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from the grant date, subject to earlier termination at the end of the twelve (12)-month period measured from the date of the optionee's cessation of Board service. Each initial 30,000-share automatic option grant will become exercisable for the option shares in four
(4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the Initial Grant Date. Should the optionee cease Board service prior to the fourth anniversary of the Initial Grant Date, then the optionee may, at any time during the next twelve (12) months, exercise the option for any or all of the option shares for which the option is exercisable at the time of such cessation of Board service. In addition, the option will become exercisable for an additional twenty-five percent (25%) of the option shares on the next anniversary of the Initial Grant Date immediately following the optionee's cessation of Board service. Assuming stockholder approval of the amendment to the Company's Automatic Option Grant Program under the Option Plan, which constitutes part of this proposal, each annual 7,500-share automatic option grant will be exercisable for all of the option shares on the grant date, whether or not the optionee continues in Board service thereafter.

    Each automatic option grant will accelerate and become immediately exercisable for all of the option shares upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale or (iii) the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more proxy contests for Board membership. In addition, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over (b) the exercise price payable for such share. Stockholder approval of this Proposal will constitute approval of each option granted with such a cash surrender right on or after the date of the 2000 Annual Meeting and the subsequent exercise of that option in accordance with the foregoing provisions. No additional approval of the Plan Administrator or the Board will be required at the time of the actual option surrender and cash distribution.

                             STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of fair market value at the time of sale, payable in cash or by a promissory note payable to the Company. Shares may also be issued as a bonus for past services.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Option Plan.

                               GENERAL PROVISIONS

ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition may, in the Plan Administrator's discretion, be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual's service with the successor entity is subsequently terminated within a specified period following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs, with such acceleration or vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

    The acceleration of vesting upon a change in the ownership or control of the Company may be viewed as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

STOCKHOLDER RIGHTS/OPTION TRANSFERABILITY

    No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options granted under the Discretionary Option Grant Program are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan. In addition, all option grants under the Automatic Option Grant Program have such an assignability feature.

FINANCIAL ASSISTANCE

    The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant and Stock Issuance Programs. The Plan Administrator has complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the Option Plan between October 1, 1998 through November 30, 1999, together with the weighted average exercise price payable per share. The table does not include option grants which were cancelled on November 3, 1998 in exchange for a new option for the same number of shares with an exercise price of $5.63. For further information concerning these options, see the discussion of option repricing under the Executive Compensation and Related Information Section.

                              OPTION TRANSACTIONS

                                                               OPTIONS GRANTED     WEIGHTED AVERAGE
NAME AND TITLE                                                (NUMBER OF SHARES)    EXERCISE PRICE
--------------                                                ------------------   ----------------
Asuri Raghavan..............................................        350,000            $ 5.625
  President and Chief Executive Officer
Bill N. Alexander...........................................         80,000            $  6.84
  Vice President, Worldwide Sales and Field Operations
Terry Gibson................................................         40,000            $ 5.625
  Vice President, Finance and Chief Financial Officer
Graham W. Hills.............................................         50,000            $ 14.50
  Vice President, Engineering and Technology and Chief
    Technical Officer
John R. Villadsen...........................................         45,000            $15.625
  Vice President, Manufacturing Operations
All executive officers as a group...........................        565,000            $ 7.379
Dave Toole..................................................         90,000            $ 5.625
  Director
Monte M. Toole..............................................              0                 --
  Director
Kenneth L. Schroeder........................................          7,500            $ 15.75
  Director
F. Joseph Van Poppelen......................................          7,500            $ 15.75
  Director
Kenneth M. Thompson.........................................              0                 --
  Director
All directors who are not executive officers as a group.....        105,000            $ 7.071
All employees, excluding executive officers, as a group.....      1,012,231            $ 9.532

    As of November 30, 1999, options covering 2,088,758 shares of Common Stock were outstanding under the Option Plan, 822,161 shares remained available for future option grant assuming stockholder approval of the 550,000 share increase which is the subject of this Proposal, and 1,577,231 shares have been issued pursuant to the exercise of options granted under the Option Plan.

AMENDMENT AND TERMINATION

    The Board may amend or modify the Option Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate on December 31, 2003.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two
(2) holding periods is not satisfied, then a disqualifying disposition will result.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the
Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

    The tax principles applicable to direct stock issuances under the Option Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code
Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

                              ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those option grants would have upon the Company's reported earnings were the fair value of those options treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                               NEW PLAN BENEFITS

    As of November 30, 1999, no options had been granted on the basis of the 550,000-share increase to the Option Plan which is the subject of this Proposal.

                              STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Option Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 550,000-share increase which forms part of this Proposal will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase and all annual 7,500 share grants to the Company's non-employee Board members will continue to become exercisable for all the option plans one
(1) year following the grant date. The Option Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the Option Plan prior to the amendment until the available reserve of Common Stock under the Option Plan as last approved by the stockholders is issued.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE OPTION PLAN.

                                 PROPOSAL THREE
                      RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public auditors for the Company during fiscal year 1999, to serve in the same capacity for the fiscal year ending September 30, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Arthur Andersen LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of November 30, 1999 by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee,
(iii) the executive officers named in the Summary Compensation Table below, and
(iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                             NUMBER OF SHARES    PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                     BENEFICIALLY OWNED   BENEFICIALLY OWNED(2)
---------------------------------------                     ------------------   ---------------------
Capital Guardian Trust Company
  333 So. Hope Street, 52nd Floor
  Los Angeles, CA 90071(3)................................        1,588,500              10.9%

Wisconsin Investment Board
  P.O. Box 7842
  Madison, WI 53707.......................................        1,108,700               7.6%

Northwest Mutual Life Insurance
  720 E. Wisconsin Ave.
  Milwaukee, WI 53202(4)..................................        1,142,800               8.0%

Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11 Floor
  Santa Monica, CA 90401(5)...............................          743,900               5.1%

Monte M. Toole(6).........................................        1,885,728              12.9%

Dave Toole(7).............................................          952,475               6.5%

Asuri Raghavan(8).........................................          104,081                 *

Kenneth M. Thompson(9)....................................            7,500                 *

Kenneth L. Schroeder(10)..................................           15,000                 *

F. Joseph Van Poppelen(11)................................           25,000                 *

Bill N. Alexander(12).....................................           28,738                 *

Terry Gibson..............................................            3,000                 *

Graham W. Hills...........................................               --                --

John R. Villadsen.........................................               --                --

All directors and executive officers as a group (10
  persons)(13)............................................        3,021,522              20.3%

------------------------

 *  Less than one percent of the outstanding Common Stock.

(1) Unless otherwise specified, the address of each beneficial owner is 2730 Junction Avenue, San Jose, California 95134-1909.

(2) Percentage of ownership is based on 14,622,968 shares of Common Stock outstanding on November 30, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 30, 1999, are deemed outstanding for computing the ownership percentage of the person holding such option or warrant but are not deemed outstanding for computing the ownership percentage of any other person.

(3) Includes 105,000 shares held by Capital International, Inc., an affiliate of Capital Guardian Trust Company.

(4) Includes 491,000 shares held by Growth Stock Portfolio of Northwestern Mutual Series Fund, Inc., a wholly owned subsidiary of The Northwestern Mutual Life Insurance Company, 127,800 shares held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account and 6,900 shares held by the Asset Allocation Fund of Mason Street Funds, Inc., an affiliate of The Northwestern Mutual Life Insurance Company.

(6) Includes 997,999 shares of Common Stock held by the Monte M. Toole Family Limited Partnership, of which Monte M. Toole is the sole General Partner.

(7) Includes 94,999 shares of Common Stock held by the David Toole Family Limited Partnership, of which Dave Toole and his wife, Diane Toole, are the sole General Partners, and 686,062 shares of Common Stock held by the David Toole and Diane L. Toole Family Trust, of which Dave and Diane Toole are the sole Trustees. Excludes 59,998 shares of Common Stock held by the trustee of the David Toole and Diane L. Toole Children's Trust for the benefit of
    Mr. and Mrs. Toole's two minor children. Mr. D. Toole disclaims beneficial ownership of such 59,998 shares. Also excludes 32,462 shares held by the David and Diane L. Toole Charitable Remainder Unitrust. Mr. Toole disclaims beneficial ownership of such 32,462 shares. Also excludes 6,500 shares held by the David and Diane L. Toole Charitable Foundation. Mr. D. Toole disclaims beneficial ownership of such 6,500 shares. Includes 133,017 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after November 30, 1999.

(8) Includes 102,081 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after November 30, 1999.

(9) Represents 7,500 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after November 30, 1999

(10) Represents 15,000 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after November 30, 1999.

(11) Includes 10,000 shares held by Trust Company of America, FBO F. Joseph Van Poppelen. Also includes 15,000 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after November 30, 1999.

(12) Includes 18,955 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after November 30, 1999.

(13) Includes 291,553 shares underlying stock options held by two officers and five directors (one director which is also an officer) which are currently exercisable or which will become exercisable within 60 days after November 30, 1999.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

    The following table provides certain information summarizing the compensation earned, by each individual serving as the Company's Chief Executive Officer during fiscal year 1999 and the four other executive officers whose compensation was in excess of $100,000 for fiscal year 1999, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years, as applicable. The table also includes one other executive officer who left the Company's employ during the 1999 fiscal year. The individuals named in the table will be referred to as the "Named Executive Officers." No other executive officers who would have been included in the table on the basis of their salary and bonus for fiscal year 1999 resigned or terminated employment during fiscal year 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                        COMPEN-
                                                                                         SATION
                                                        ANNUAL COMPENSATION              AWARDS
                                                 ----------------------------------   ------------
                                                                            OTHER      NUMBER OF
                                                                            ANNUAL     SECURITIES          ALL
NAME AND                                                                   COMPEN-     UNDERLYING      OTHER COM-
PRINCIPAL POSITION                      YEAR     SALARY($)(1)   BONUS($)    SATION    OPTION(#)(2)   PENSATION($)(3)
------------------                    --------   ------------   --------   --------   ------------   ---------------
Asuri Raghavan.....................     1999       285,431      185,423(4)      --       350,000           7,800
  President and Chief Executive         1998       148,845       96,082         --       350,000          41,130
  Officer

Bill N. Alexander..................     1999       227,991(5)    21,000         --        80,000           7,800
  Vice President, Sales and Field       1998       192,369       12,750         --        15,000           9,600
  Operations                            1997            --           --         --        50,000              --

Terry Gibson(6)....................     1999       114,337           --         --        40,000           3,900
  Former Vice President, Finance        1998       172,498       19,319         --            --           7,210
  and Chief Financial Officer           1997       164,846       28,114         --        15,000           3,332

Graham W. Hills....................     1999        51,156       32,825(7)      --        50,000           2,318
  Vice President and Chief
  Technical Officer

DAVE TOOLE.........................     1999       270,057           --         --        90,000          37,047
  Chairman of the Board                 1998       306,558       38,176         --        40,000          92,249
                                        1997       290,239      196,256         --        50,000          27,422

JOHN R. VILLADSEN..................     1999        19,039        6,683         --        45,000           1,300
  Vice President, Manufacturing
  Operations

------------------------

(1) For fiscal year 1999, salary includes deferred salary of $16,000 for Mr. Gibson.

(2) As part of the November 3, 1998 option cancellation/regrant program described in Proposal Two, "Approval of Amendment to the 1994 Stock Option/Stock Issuance Plan," above, the option grants made to Messrs. Raghavan, Toole, Alexander (excluding his option grant of 15,000 shares) and Gibson were each cancelled, and new options for the same number of shares were regranted with an exercise price of $5.625 per share. The new options have the same five (5)-year or four (4)-year vesting schedule as the cancelled options, except that the vesting period is now measured from the November 3, 1998 regrant date.

(3) For fiscal year 1999, All Other Compensation includes: (i) the contributions made by the Company to the Section 401(k) Profit Sharing Plan and Trust on behalf of Messrs. D. Toole ($4,807), Raghavan ($2,150), Gibson ($0.00), Hills ($968), Villadsen ($190), and Alexander ($2,019); and (ii) the premium of $25,316 paid by the Company on the split dollar life insurance policies maintained for Mr. D. Toole pursuant to which the Company will, upon Mr. D. Toole's death or liquidation of the policy, be entitled to the refund of all premium payments made on that policy, and the balance of the policy proceeds will be paid to Mr. D. Toole or his designated beneficiaries.

(4) Includes (i) $62,496 of loan forgiveness accrued over fiscal year 1999 pursuant to the terms of Mr. Raghavan's offer letter from the Company and
    (ii) $65,177 of tax gross up to reimburse Mr. Raghavan for the tax incurred in connection with such loan. Under the Promissory Note, $250,000 of principal due under the note which Mr. Raghavan issued to the Company on May 26, 1998 was subject to forgiveness over his continued period of service with the Company.

(5) Includes $57,678 in sales commissions.

(6) Mr. Gibson left the Company in April 1999.

(7) Includes $20,000 sign-on bonus paid when Mr. Hills joined the Company.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the stock option grants made to each of the Named Executive Officers for fiscal year 1999. No stock appreciation rights ("SARs") were granted to these individuals during such fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANT
                       --------------------------------                                         POTENTIAL REALIZABLE VALUE
                         NUMBER OF                                                                   AT ASSUMED ANNUAL
                         SECURITIES       % OF TOTAL                                               RATES OF STOCK PRICE
                         UNDERLYING     OPTIONS GRANTED                                        APPRECIATION FOR OPTION TERM
                          OPTIONS       TO EMPLOYEES IN   EXERCISE OR BASE                     -----------------------------
NAME                   GRANTED (#)(1)     FISCAL YEAR     PRICE ($/SH)(1)    EXPIRATION DATE    5%($)(2)          10%($)(2)
----                   --------------   ---------------   ----------------   ---------------   ----------         ----------
Asuri Raghavan.......     350,000            62.0               5.63             11/03/08      1,239,237          3,140,470
Bill N. Alexander....      65,000            11.5               5.63             11/03/08        230,144            583,230
                           15,000             2.7              12.13             06/01/09        114,427            289,981
Terry Gibson.........      40,000             7.1               5.63             11/03/08        141,627            358,911
Graham W. Hills......      50,000             8.9              14.50             06/14/09        455,949          1,155,463
Dave Toole...........      90,000            16.0               5.63             11/03/08        318,378            806,832
John R. Villadsen....      45,000             8.0              15.63             06/14/09        442,333          1,120,959

--------------------------

(1) Each option has a maximum term of ten (10) years measured from the grant date, subject to earlier termination following the optionee's cessation of service. The shares subject to the option grant made to Mr. Raghavan will become exercisable as follows: twenty percent (20%) of the option shares upon Mr. Raghavan's completion of one (1) year of service measured from the November 3, 1998 grant date and the balance of the option shares in a series of forty-eight (48) successive equal monthly installments over Mr. Raghavan's completion of each additional month of service over the forty-eight (48)-month period measured from the first anniversary of the grant date. The shares subject to the option grants made to Messrs. Alexander, Gibson, Hills and Villadsen will each become exercisable as follows: twenty-five percent (25%) of the option shares upon completion of one (1) year of service measured from the respective grant dates and the balance of the option shares in a series of thirty-six (36) successive equal monthly installments upon completion of each additional month of service over the thirty-six (36)-month period measured from the first anniversary of the grant date. As part of the November 3, 1998 option cancellation/regrant program described in Proposal Two, "Approval of Amendment to the 1994 Stock Option/ Stock Issuance Plan," above, the option grants made to Messrs. Raghavan, Toole, Alexander (excluding his option grant of 15,000 shares) and Gibson were each cancelled, and new options for the same number of shares were regranted with an exercise price of $5.625 per share. The new options have the same five (5)-year or four (4)-year vesting schedule as the cancelled options, except that the vesting period is now measured from the November 3,

    1998 regrant date. All of the options are subject to accelerated vesting in connection with certain changes in control or ownership of the Company.

(2) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The table below sets forth certain information with respect to the Named Executive Officers concerning their exercise of options during fiscal year 1999 and the unexercised options they held as of the end of such fiscal year. No SARs were exercised by such individuals during fiscal year 1999, nor did any individual hold any outstanding SARs at the end of such fiscal year.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                               NUMBER OF SECURITIES              IN-THE-MONEY
                                                              UNDERLYING UNEXERCISED              OPTIONS AT
                              SHARES                           OPTIONS AT FY-END(#)              FY-END($)(2)
                            ACQUIRED ON        VALUE        ---------------------------   ---------------------------
NAME                        EXERCISE(#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   ---------------   -----------   -------------   -----------   -------------
Asuri Raghavan............         --              --               0        350,000              0       3,806,250
Bill N. Alexander.........         --              --               0         80,000              0         772,500
Terry Gibson..............     32,290         174,837              --             --             --              --
Graham W. Hills...........         --              --              --         50,000             --         100,000
Dave Toole................         --              --          96,353        118,647        891,265       1,243,736
John R. Villadsen.........         --              --              --         45,000             --          39,375

--------------------------

(1) Based on the fair market value of the shares on the exercise date less the exercise price paid for those shares.

(2) Based on the fair market value of the option shares at fiscal year-end ($16.50 per share on the basis of the closing selling price on the Nasdaq National Market at fiscal year-end) less the exercise price. If the closing price is less than the exercise price, then the value of unexercised options equals zero.

OPTION REPRICING

    As discussed in the Compensation Committee Report on Executive Compensation below, the Company implemented an option cancellation/regrant program for executive officers and other employees holding stock options with an exercise price per share in excess of the market price of the Company's Common Stock at the time the cancellation/regrant occurred. The cancellation/regrant was effected on November 3, 1998, and a number of outstanding options with an exercise price in excess of $5.63 per share were cancelled and new options for the same aggregate number of shares were granted with an exercise price of $5.63 per share.

    The following table sets forth information with respect to each of the Company's executive officers concerning his or her participation in the Option cancellation/regrant programs effected on August 5, 1996 and November 3, 1998.

                                          NUMBER OF
                                         SECURITIES    MARKET PRICE   EXERCISE PRICE
                                         UNDERLYING    OF STOCK AT     OF STOCK AT
                                           OPTIONS       TIME OF         TIME OF         NEW      LENGTH OF OPTION TERM
                             REPRICING   REPRICED OR   REPRICING OR    REPRICING OR    EXERCISE    REMAINING AT DATE OF
NAME                           DATE        AMENDED      AMENDMENT       AMENDMENT       PRICE     REPRICING OR AMENDMENT
----                         ---------   -----------   ------------   --------------   --------   ----------------------
Asuri Raghavan.............  11/03/98      303,490          5.63           10.75         5.63     9 years, 140 days
                             11/03/98       46,510          5.63           10.75         5.63      9 years 140 days
Bill N. Alexander..........  11/03/98        2,485          5.63            7.00         5.63     9 years 231 days
                             11/03/98       12,515          5.63            7.00         5.63      9 years 231 days
                             11/03/98       31,100          5.63           16.06         5.63      8 years, 287 days
                             11/03/98       18,900          5.63           16.06         5.63      8 years, 287 days
Terry Gibson...............  11/03/98        4,228         $5.63            7.00         5.63     9 years, 231 days
                             11/03/98       10,772         $5.63            7.00         5.63      9 years, 231 days
                             11/03/98       18,000         $5.63            8.88         5.63      8 years 178 days
                             11/03/98        7,000         $5.63            8.88         5.63      8 years 178 days
Dave Toole.................  11/03/98       15,258         $5.63          $ 7.00        $5.63     9 years, 231 days
                             11/03/98       24,742         $5.63          $ 8.88        $5.63      8 years, 149 days
                             11/03/98       50,000         $5.63          $ 7.00        $5.63      9 years, 231 days
                             08/05/96       16,368         $7.25          $ 9.17        $7.25      8 years, 46 days
                             08/05/96       43,632         $7.25          $ 9.17        $7.25      8 years, 46 days
                             08/05/96       15,000         $7.25          $16.33        $7.25      8 years, 298 days
Pascal Didier..............  08/05/96       22,500         $7.25          $16.33        $7.25     8 years, 298 days
                             08/05/96        1,620         $7.25          $20.00        $7.25      9 years, 66 days
                             08/05/96       13,380         $7.25          $20.00        $7.25      9 years, 66 days
Jeannine P. Sargent........  08/05/96       39,024         $7.25          $10.25        $7.25     9 years, 185 days
                             08/05/96       10,976         $7.25          $10.25        $7.25      9 years, 185 days

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE OF
  CONTROL AGREEMENTS

    The Company does not have any existing employment agreements with the Chief Executive Officer or any other Named Executive Officer. However, pursuant to the offer letter accepted by Mr. Raghavan, he is to receive an annual base salary of $300,000 and was paid a sign-on bonus of $77,000 and granted an option for 350,000 shares of the Company's Common Stock which is to vest over a five
(5)-year period of service. In addition, the Company made an interest-free loan to Mr. Raghavan in the amount of $250,000 to cover Mr. Raghavan's relocation costs which is to be forgiven in a series of four (4) successive equal annual installments upon Mr. Raghavan's completion of each of his first four (4) years of service with the Company.

    The Compensation Committee of the Board has the discretionary authority as Plan Administrator of the Option Plan to provide for the accelerated vesting of the shares of Common Stock subject to the outstanding options or direct stock issuances under the Option Plan which are held by the Chief Executive Officer and the Company's other executive officers, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following (i) an acquisition of the Company by merger or asset sale or (ii) a hostile take-over of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership. All outstanding options granted to date to the Company's executive officers contain such an acceleration provision.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board is currently comprised of Messrs. D. Toole, Thompson and Van Poppelen. None of the present or former members of the Compensation Committee were at any time during fiscal year 1999 or at any other time an officer or employee of the Company, except that Dave Toole was an officer of the Company until April 1998.

    No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

    The Compensation Committee (the "Committee") of the Company's Board of Directors is responsible for establishing the compensation payable to the Company's executive officers, including the Named Executive Officers. Such compensation is primarily comprised of the following elements: base salary, annual performance incentives, stock options and executive benefits.

    It is the Committee's objective that executive compensation be directly influenced by the Company's business results. Accordingly, the Company's executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values. Technology industry compensation surveys are also reviewed in the Committee's assessment of appropriate compensation levels.

    The Committee recognizes that the highly-specialized industry sector in which the Company operates is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that the Company be assured of retaining and rewarding its executive personnel essential in contributing to the attainment of the Company's performance goals. For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with companies in the semiconductor and semiconductor equipment industries.

CASH COMPENSATION

    A key objective of the Company's executive compensation program is to position its key executives to earn annual cash compensation (base salary plus bonus) generally equaling or exceeding that which the executive would earn at other companies in the industry.

    Base salaries for the Company's executive officers are established considering a number of factors, including the Company's growth and profit margins, the executive's performance and contribution to overall Company performance, and the salary levels of comparable positions reported in high-technology industry surveys. The Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process. Generally, base salaries for fiscal year 1999 were set close to the 50th percentile (median) of the salaries reported in high-technology industry surveys.

    Under the Executive Incentive Plan ("EIP"), an executive's annual incentive award depends on improved profit results and the executive's specific contribution to the Company and accomplishment of pre-determined milestones and objectives. The performance goals for the Company and for each business unit or function are derived from the Company's business plans that include critical performance targets relating to strategic product positioning, revenue growth and profits for the fiscal year. Individual executive incentive targets as a percentage of base salary are established using a number of factors: industry averages reported in external surveys; the importance of the position to the Company's success; the ratio to the target percentage of the CEO; and the judgment of the individual's relative value. This target percentage ranges from 45%--60% of an executive's base salary. The incentive target is generally set at a higher percentage for more senior officers, with the result that the more senior executive officers have a higher percentage of their potential cash compensation at risk. If business plans are exceeded by 50%, executives can earn up to a maximum of 90%--120% of their base salaries. The Committee annually reviews and approves specific bonus targets, maximums and performance criteria for each executive. At its discretion, the Committee can also reduce total or individual bonus awards derived by the performance results formulae.

    For purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected the Hambrecht & Quist Semiconductor Sector Index as the industry index. Several of the companies included in the index were also among the companies which the Committee surveyed for comparative compensation purposes. However, in selecting companies to survey for such compensation purposes, the Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent and whether those companies had a management style and corporate culture similar to the Company's. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Hambrecht & Quist Semiconductor Sector Index.

STOCK OPTIONS

    The Committee grants stock options under the Option Plan to provide direct linkage with stockholder interests. The Committee considers the stock options previously granted to that individual, industry practices, the executive's performance and accountability level, and assumed, potential stock value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as the Company's only long-term incentive and retention tool for executives and other key employees. The exercise prices of stock options granted to the named executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to maximize the Company's profitable growth which ordinarily, over time, should be reflected in the price of the Company's stock.

BENEFITS

    The Company provides benefits to the named executive officers that are generally available to other executives in the industry. The amount of such executive-level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to compensation, did not, for any executive officer, exceed 10% of his or her total salary and bonus for fiscal year 1999. The Committee believes, based upon the review of industry practices and published benefits surveys, that the Company's officers receive approximately average benefit levels when compared to other companies in the same industry.

CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

    In setting Mr. Raghavan's annual base salary of $285,431 for fiscal year 1999, the Committee reviewed the salaries and bonuses of chief executive officers of other companies in the industry and Mr. Raghavan's skills and experience. The Committee structured Mr. Raghavan's compensation package so that a significant portion of Mr. Raghavan's total compensation is tied to the Company's attainment of specific revenue, profit and strategic objectives.

    As part of the terms of his offer letter from the Company, Mr. Raghavan received a sign-on bonus of $77,000 and was granted an option to purchase 350,000 shares of Common Stock which is to vest incrementally over his first five (5) years of service with the Company. The Company also made a $250,000 non-interest bearing loan to Mr. Raghavan, which will be forgiven in four
(4) successive equal annual installments upon his completion of each of his first four (4) years of service with the Company. The Company will also reimburse Mr. Raghavan for the federal and state taxes attributable to such loan forgiveness. If Mr. Raghavan leaves the Company or is terminated for cause at any time prior to the fourth anniversary of his employment, the remaining principal balance of the loan will become immediately due and payable.

SPECIAL OPTION REGRANT PROGRAM

    During the 1999 fiscal year, the Compensation Committee felt that circumstances had made it necessary for the Company to implement an option cancellation/regrant program pursuant to which a number of outstanding options held by the Company's executive officers and other employees under the

Option Plan were cancelled, and new options for the same number of shares were granted with a lower exercise price per share equal to the market price of the Company's Common Stock on the regrant date.

    The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation package of the Company's employees and play a sugstantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. Prior to the implementation of the program, the market price of the Company's Common Stock had fallen as a result of market factors which affected stock prices throughout the semiconductor and semiconductor capital equipment industries and which did not necessarily reflect the market's particular assessment of the Company's progress. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired, unless value were restored to their options in the form of regranted options at the current market price of the Company's Common Stock. Howegver, in order for the regranted options to serve their primary purpose of assuring the continued service of each optionee, a new four-year vesting schedule was imposed with respect to all regranted option shares so that the optionee would only have the opportunity to acquire the option shares at the lower exercise price if he or she remained in the Company's employ.

    Accordingly, on November 3, 1998, a number of outstanding options held by the Company's executive officers and other employees with an exercise price in excess of $5.63 per share were cancelled, and new options for the same number of shares were granted with an exercise price of $5.63 per share, the market price of the Common Stock on that date. Each new option includes a new four-year vesting schedule reasured from the grant date.

    As a result of the new vesting schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise price in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they in fact remain in the Company's employ and contribute to the Company's financial success.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to the Company's executive officers for fiscal year 1999 did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal year 2000 will exceed that limit. The Company's 1994 Stock Option/ Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under that Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

    It is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

                                          The Compensation Committee of the
                                          Board

                                          Ken Thompson
                                          Dave Toole
                                          F. Joseph Van Poppelen

STOCK PERFORMANCE GRAPH

    The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, The Nasdaq Stock Market Index and the Hambrecht & Quist Semiconductor Sector Index.

                COMPARISON OF CUMULATIVE TOTAL RETURN (1)(2)(3)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      HAMBRECHT & QUIST
             Gasonics   Nasdaq Stock      Semiconductor
        International  Market (U.S.)       Sector Index
9/30/94        100.00         100.00             100.00
Oct-94         131.04         102.64             108.13
Nov-94         111.63          99.24             105.59
Dec-94         105.16          99.55             105.60
Jan-95         101.92         100.07             107.34
Feb-95         113.25         105.33             120.60
Mar-95         131.04         108.46             127.53
Apr-95         148.84         111.87             145.57
May-95         158.55         114.77             157.59
Jun-95         184.43         124.06             178.98
Jul-95         220.02         133.17             204.17
Aug-95         224.88         135.87             200.36
Sep-95         241.05         139.00             202.27
Oct-95         213.55         138.20             190.06
Nov-95         172.30         141.44             168.19
Dec-95         131.04         140.69             146.97
Jan-96         104.35         141.40             144.97
Feb-96         102.53         146.79             145.71
Mar-96          89.79         147.28             138.80
Apr-96         146.82         159.48             159.02
May-96         128.62         166.80             154.10
Jun-96         101.92         159.28             133.03
Jul-96          70.37         145.10             118.09
Aug-96          77.65         153.24             129.25
Sep-96          77.65         164.95             151.01
Oct-96          71.59         163.13             152.41
Nov-96         104.35         173.25             192.06
Dec-96          99.50         173.10             190.34
Jan-97         173.51         185.39             229.48
Feb-97         162.59         175.13             218.46
Mar-97         138.32         163.72             213.92
Apr-97          82.51         168.81             232.27
May-97         115.27         187.94             250.81
Jun-97         132.26         193.71             241.25
Jul-97         180.79         214.12             295.07
Aug-97         172.30         213.81             300.66
Sep-97         202.02         226.49             301.57
Oct-97         150.46         214.69             236.08
Nov-97         128.62         215.83             227.75
Dec-97          95.86         212.11             200.74
Jan-98         112.84         218.82             224.23
Feb-98         141.96         239.40             246.32
Mar-98          99.50         248.23             230.15
Apr-98         120.12         252.42             250.35
May-98         100.71         238.40             205.74
Jun-98          67.95         255.05             197.74
Jul-98          67.34         252.07             203.90
Aug-98          48.53         202.25             155.85
Sep-98          41.25         230.32             172.40
Oct-98          49.75         240.27             215.84
Nov-98          76.44         264.57             245.42
Dec-98          84.93         298.90             281.77
Jan-99         118.91         342.36             351.74
Feb-99         100.71         311.68             297.56
Mar-99         106.78         334.34             319.62
Apr-99         116.48         343.73             325.43
May-99         117.70         335.83             336.14
Jun-99         135.90         365.81             419.16
Jul-99         134.68         360.49             436.13
Aug-99         152.88         374.78             470.31
Sep-99         160.16         374.20             470.33

(1) The graph covers the period from September 29, 1994, through fiscal year
    1999.

(2) The graph assumes that $100 was invested on September 29, 1994 in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS

    In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

    All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their fiscal year 1999 transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 1999, the Company believes that the executive officers and the Board members complied with all their reporting requirements under Section 16(a) for such fiscal year.

                                 ANNUAL REPORT

    A copy of the Annual Report of the Company for fiscal year 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except for "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for fiscal year 1999, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

    The Company filed an Annual Report on Form 10-K for fiscal year 1999 with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to Mr. John Arnold, the Company's Controller, at the Company's principal offices located at 2730 Junction Avenue, San Jose, California 95134-1909.

Dated: January 28, 2000

                                          THE BOARD OF DIRECTORS OF
                                          GASONICS INTERNATIONAL CORPORATION

                       GASONICS INTERNATIONAL CORPORATION

                      1994 STOCK OPTION/STOCK ISSUANCE PLAN

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY __, 2000)

                                   ARTICLE ONE
                                     GENERAL

     I. PURPOSE OF THE PLAN

          A. This 1994 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of GaSonics International Corporation, a Delaware corporation or any successor corporation (the "Corporation") adopting the Plan, by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Board and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the Service of the Corporation (or its parent or subsidiary corporations).

          B. The Plan became effective upon adoption by the Board of Directors of Gasonics International Corporation, a California corporation ("Gasonics California") on January 27, 1994, and such date shall accordingly constitute the Effective Date of the Plan. The Plan was subsequently assumed by the Corporation in connection with the merger (the "Merger") of Gasonics California into the Corporation in February, 1994.

     II. DEFINITIONS

          A. For purposes of the Plan, the following definitions shall be in effect:

          BOARD: the Corporation's Board of Directors.

          CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

               a. the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

               b. a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

          CODE: the Internal Revenue Code of 1986, as amended.

          COMMON STOCK: shares of the Corporation's common stock, par value $0.001 per share.

          CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

               a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

               b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

               c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

          EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          EXERCISE DATE: the date on which the Corporation shall have received written notice of the option exercise.

          FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

               a. If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the


                                       2.

     Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

               b. If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               c. If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq National Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

          HOSTILE TAKE-OVER: the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          INCENTIVE OPTION: a stock option which satisfies the requirements of Code Section 422.

          1934 ACT: the Securities and Exchange Act of 1934, as amended from time to time.

          NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

          OPTIONEE: any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

          PARTICIPANT: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan.

          PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically


                                       3.

determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          PLAN ADMINISTRATOR: the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          PRIMARY COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

          SECONDARY COMMITTEE: a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

          SECTION 12(g) REGISTRATION DATE: the date on which the initial registration of the Common Stock under Section 12(g) of the 1934 Act becomes effective.

          SECTION 16 INSIDER: an executive officer of the Company or a member of the Board subject to the short-swing liability provisions of Section 16(b) of the 1934 Act.

          TAKE-OVER PRICE: the GREATER of (a) the Fair Market Value per share of Common Stock on the date the particular option to purchase such stock is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

          B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

               Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered


                                       4.

          to be a SUBSIDIARY of the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     III. STRUCTURE OF THE PLAN

          A. STOCK PROGRAMS. The Plan shall be divided into three (3) separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Board will receive special option grants at periodic intervals to purchase shares of Common Stock in accordance with the provisions of Article Three. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than eighty-five percent (85%) of the Fair Market Value of the shares at the time of issuance or as a bonus tied to the performance of services or the Corporation's attainment of financial objectives.

          B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

     IV. ADMINISTRATION OF THE PLAN

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs shall be limited to the following:

                    (i) Employees of the Corporation or any parent or subsidiary, whether now existing or subsequently established,

                    (ii) non-employee members of the Board or the board of directors of any parent or subsidiary corporation, and

                    (iii) consultants and other independent advisors who provide services to the Corporation (or any parent or subsidiary corporation).

          B. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          C. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the


                                       5.

Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The member or members of the Secondary Committee may be comprised of one or more Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

          D. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          E. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any stock option or stock issuance thereunder.

          F. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          G. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

     V. STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,100,000 shares,(1) subject to adjustment

--------

(1) Each number reflects the 3-for-2 split of the Common Stock effected by the Corporation on November 20, 1995. In no event, however, may more than 2,604,008 shares of Common Stock be issued under the Plan after November 15, 1996, including the shares subject to options outstanding under the Plan on that date.


                                       6.

from time to time in accordance with the provisions of this Section VI. Such share reserve includes the 400,000-share increase authorized by the Board on January 20, 1998, subject to stockholder approval at the 1998 Annual Stockholders Meeting.

          B. In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and direct stock issuances exceed 825,000 shares(1) over the term of the Plan.

          C. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation at the original option or issue price paid per share will be added back to the share reserve and will accordingly be made available for subsequent issuance under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Section V of Article Two or Section III of Article Three shall not be available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

          D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options and direct stock issuances in the aggregate over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per newly-elected or continuing non-employee Board member under the Automatic Option Grant Program and (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Discretionary Option Grant or Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                       7.

                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

     I. TERMS AND CONDITIONS OF OPTIONS

          Options granted under the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

          A. EXERCISE PRICE.

               1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                    a. The exercise price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                    b. The exercise price per share of the Common Stock subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

               2. The exercise price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Five and the instrument evidencing the grant, shall be payable in one of the alternative forms specified below:

                    a. full payment in cash or check made payable to the Corporation's order;

                    b. full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

                    c. full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or


                                       8.

                    d. to the extent the option is exercised for vested shares, full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide concurrent irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the exercise price for the purchased shares must accompany such notice.

          B. TERM AND EXERCISE OF OPTIONS. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years measured from the grant date.

          C. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          D. TERMINATION OF SERVICE.

               1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

                    a. Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph 3 below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.


                                       9.

                    b. Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, the right to exercise such option shall lapse upon the EARLIER of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Accordingly, upon the occurrence of the earlier event, the option shall terminate and cease to remain outstanding.

                    c. Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

                    d. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to remain outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

                    e. Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to remain outstanding.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C., not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

               3. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following


                                      10.

the Optionee's cessation of Service or death from the limited period in effect under subparagraph 1. above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

          E. STOCKHOLDER RIGHTS. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

          F. REPURCHASE RIGHTS. The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

               1. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

               2. All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

               3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

     II. INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to such terms and conditions.

          A. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One


                                      11.

Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

          B. 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

          Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or
(iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or parent company.

          C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in


                                      12.

consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, PROVIDED the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

          D. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for (i) the automatic acceleration of one or more outstanding options granted under the Plan which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time and/or (ii) the subsequent termination of one or more of the Corporation's outstanding repurchase rights which are assigned in connection with the Corporate Transaction and do not otherwise terminate at that time, in the event Optionee's Service should subsequently terminate within a designated period following such Corporate Transaction.

          E. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the immediate termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

          F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

          G. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          H. The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

     IV. CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than (i) eighty-five percent (85%) of the Fair Market Value per share of


                                      13.

Common Stock on the new grant date or (ii) one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option. However, the approval of the holders of a majority of the Corporation's outstanding voting stock must be received if the cancelled shares are returned to the Plan in accordance with Article One Section V.C.


     V. STOCK APPRECIATION RIGHTS

          A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

          B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator, either at the time of the option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          C. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, the officer shall have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right to the Corporation, to the extent such option is at the time exercisable for fully vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution shall be made within five (5) days following the date the option is surrendered to the Corporation. The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

          D. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent issuance under the Plan.


                                      14.

                                 ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

     I. ELIGIBILITY

          ELIGIBLE DIRECTORS. The individuals eligible to receive automatic option grants pursuant to the July 19, 1995 restated provisions of this Article Three program shall be limited to (i) those individuals who are continuing to serve as non-employee Board members on July 19, 1995 and (ii) those individuals who are first elected or appointed as non-employee Board members on or after July 19, 1995. A non-employee Board member who has previously been in the employ of the Corporation (or any parent or subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her continued service as a non-employee Board member. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Article Three.

     II. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A. GRANT DATES. Option grants shall be made pursuant to the July 19, 1995 restated provisions of this Article Three on the dates specified below:

               INITIAL GRANT. Each individual who first becomes an Eligible Director on or after July 19, 1995, whether through election by the stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment (the "Initial Grant Date"), a Non-Statutory Option to purchase 30,000 shares(2) of Common Stock upon the terms and conditions of this Article Three.

               ANNUAL GRANT. Each Eligible Director who receives an initial 30,000-share option grant shall automatically be granted, on each successive anniversary of the Initial Grant Date on which he or she continues to serve as an Eligible Director, beginning with the fourth anniversary of such Initial Grant Date, a Non-Statutory Option to purchase an additional 7,500 shares(3) of Common Stock upon the terms and conditions of this Article Three. In addition, each individual who is an

----------

(2) This number reflects the 3-for-2 split of the Common Stock effected by the Corporation on November 20, 1995.

(3) This number reflects the 3-for-2 split of the Common Stock effected by the Corporation on November 20, 1995.


                                      15.

          Eligible Director on July 19, 1995 but who is not otherwise to receive an initial 30,000-share grant on such date shall automatically be granted, on July 19, 1995 and each subsequent anniversary of that grant date on which he or she continues to serve as an Eligible Director, a Non-Statutory Option to purchase an additional 7,500 shares of Common Stock upon the terms and conditions of this Article Three. Any Eligible Director previously in the Corporation's employ shall receive his or her initial 7,500-share option grant under this Article Three at the first Annual Stockholders Meeting at which he is she is elected as a non-employee Board member and shall automatically be granted, on the date of each succeeding Annual Stockholders Meeting at which he or she is re-elected as a non-employee Board member, a Non-Statutory Option to purchase an additional 7,500 shares of Common Stock upon the terms and conditions of this Article Three.

          There shall be no limit on the number of such 7,500-share option grants any one Eligible Director may receive over his or her period of Board service. The number of shares for which the automatic option grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.C. of Article One.

          B. EXERCISE PRICE. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C. PAYMENT. The exercise price shall be payable in one of the alternative forms specified below:

               1. full payment in cash or check made payable to the Corporation's order;

               2. full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

               3. full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or

               4. full payment through a sale and remittance procedure pursuant to which the non-employee Board member shall provide concurrent irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          D. OPTION TERM. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.


                                      16.

          E. EXERCISABILITY. Option grants made under this Article Three shall become exercisable as specified below:

               INITIAL GRANT. Each initial 30,000-share automatic grant shall become exercisable in four (4) successive equal annual installments upon the Optionee's completion of each year of Board service over the four (4)-year period measured from the Initial Grant Date.

               ANNUAL GRANT. Each annual 7,500-share automatic grant shall become exercisable upon the Optionee's completion of one (1) year of Board service measured from the grant date.

          Each option granted under this Article Three shall automatically accelerate and become fully exercisable for all of the shares of Common Stock at the time subject to the option:

               - should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, or

               -    should there occur an acceleration event specified in
                    Section III of this Article Three.

          F. LIMITED TRANSFERABILITY. During the lifetime of the Optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option to one or more immediate family members or a trust established exclusively for one or more such family members. The assigned portion of may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem fit.

          G. TERMINATION OF BOARD SERVICE.

               1. Should the Optionee cease to serve as a Board member for any reason other than death or Permanent Disability while holding one or more automatic option grants under this Article Three, then each of those options may, during the twelve (12)-month period measured from the date of such cessation of Board service (the "Post-Service Exercise Period"), be exercised in accordance with the following parameters:

               INITIAL 30,000-SHARE GRANT

                    a. Should the Optionee cease Board service prior to the fourth anniversary of the Initial Grant Date, then the Optionee may, at any time during the Post-Service Exercise Period, exercise the option for any or all of the option shares for which the option is exercisable at the time of such cessation of Board service. In addition, the option shall become exercisable for an additional twenty-five percent (25%) of the option shares on the next anniversary of the Initial Grant Date following the Optionee's cessation of Board service and


                                      17.

     shall remain so exercisable until the expiration date of the Post-Service Exercise Period.

                    b. If the Optionee ceases Board service on or after the fourth anniversary of the Initial Grant Date, then the Optionee may, at any time during the Post-Service Exercise Period, exercise the option for any or all of the option shares for which the option is exercisable at the time of such cessation of Board service.

                    c. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at that time exercisable or for which it is not otherwise to become exercisable in accordance with clause a. above.

               ANNUAL 7,500-SHARE GRANT

                    a. The option shall become exercisable for all of the option shares on the first anniversary of the grant date, whether or not the Optionee continues in Board service, and shall remain so exercisable for any or all of those shares until the expiration date of the Post-Service Exercise Period.

                    b. Should the Optionee die after his or her cessation of Board service but while holding one or more automatic option grants under this Article Three, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall have the remainder of the applicable Post-Service Exercise Period in which to exercise each such option in accordance with the parameters established for the Optionee in Paragraph 1.

                    c. Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability while holding one or more automatic option grants under this Article Three, then such individual (or the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares at the time subject to the option, whether or not the option would otherwise at that time be exercisable for those shares.

               2. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the ten (10)-year option term.

          H. STOCKHOLDER RIGHTS. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to


                                      18.

such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

          I. REMAINING TERMS. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Automatic Stock Option Agreement attached as Exhibit A.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, each Article Three option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the acquiring company (or parent thereof).

          B. In connection with any Change in Control of the Corporation, each Article Three option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares. Each such option shall remain so exercisable for all the option shares following the Change in Control, until the expiration or sooner termination of the option term.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each Article Three option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. At the time of each Article Three option grant, the Board shall concurrently pre-approve any subsequent surrender of that option in accordance with the provisions of this Section III.C, and no additional approval of the Board or any Plan Administrator shall accordingly be required at the time of the actual option surrender and cash distribution. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under the Plan.

          D. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                                      19.

                                  ARTICLE FOUR
                             STOCK ISSUANCE PROGRAM

     I. TERMS AND CONDITIONS OF STOCK ISSUANCES

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

          A. CONSIDERATION.

               1. Shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock ("Newly Issued Shares") shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    a. full payment in cash or check made payable to the Corporation's order;

                    b. a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator; or

                    c. past services rendered to the Corporation or any parent or subsidiary corporation.

               2. Newly Issued Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one hundred percent (100%) of the Fair Market Value of such shares at the time of issuance, but in no event less than eighty-five percent (85%) of such Fair Market Value.

               3. Shares of Common Stock reacquired by the Corporation and held as treasury shares ("Treasury Shares") may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1 above) as the Plan Administrator may deem appropriate, whether such consideration is in an amount less than, equal to or greater than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.


                                      20.

          B. Vesting Provisions.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                    a. the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

                    b. the number of installments in which the shares are to vest,

                    c. the interval or intervals (if any) which are to lapse between installments, and

                    d. the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

               2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Stock Issuance Program, then those shares shall be immediately surrendered to the Corporation and made available for subsequent issuance. The Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.


                                      21.

               4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under this Stock Issuance Program shall immediately vest in full and the Corporation's repurchase rights shall terminate, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed in the Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the stock issuance is made or at any time while that issuance remains outstanding, to provide for the automatic vesting of one or more unvested shares outstanding under the Stock Issuance Program (and the immediate termination of the Corporation's repurchase rights with respect to those shares) at the time of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

     III. TRANSFER RESTRICTIONS/SHARE ESCROW

          A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets distributed with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or the distributed securities or assets) vests. If the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR


                                      22.

          REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED _________ , 199_ , A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

          B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled in accordance with substantially the same procedure in effect under Section I.B.3 of this Article Four, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.


                                      23.

                                  ARTICLE FIVE
                                  MISCELLANEOUS


     I. LOANS OR INSTALLMENT PAYMENTS

          A. The Plan Administrator may, in its discretion, assist any Optionee or Participant, to the extent such Optionee or Participant is an Employee (including an Optionee or Participant who is an officer of the Corporation), in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the exercise price or purchase price for the purchased shares in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the exercise or purchase price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

          B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

     II. AMENDMENT OF THE PLAN AND AWARDS

          A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. The amendment or modification of Article Two Section IV. of the Plan shall require the approval of a majority of the holders of the Corporation's outstanding voting stock. In addition, certain amendments may require stockholder approval in accordance with applicable laws and regulations.

          B. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then


                                      24.

available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

     III. TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of Non-Statutory Options (other than the automatic option grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

               STOCK WITHHOLDING: The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value to exceed one hundred percent (100%) of the applicable Taxes.

               STOCK DELIVERY: The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value not to exceed one hundred percent (100%) of the Taxes incurred in connection with such option exercise or share vesting.

     IV. EFFECTIVE DATE AND TERM OF PLAN


                                      25.

          A. This Plan became effective immediately upon adoption by the Board of Directors of Gasonics California. This Plan was subsequently assumed by the Corporation in connection with the Merger. Stock options and share issuances may be made under Articles Two and Four of the Plan from and after the Effective Date.

          B. The Plan was amended by the Board on September 21, 1994 to (i) increase the number of shares of Common Stock issuable under the Plan by an additional 500,000 shares(4) and (ii) increase the maximum number of shares of Common Stock for which any one individual may be granted stock options and direct stock issuances under the Plan by an additional 250,000 shares(5) (the "1994 Amendment"). The stockholders approved the 1994 Amendment at the 1995 Annual Meeting which was held on February 14, 1995. The Plan was subsequently amended and restated by the Board on July 19, 1995 to revise the provisions of the Automatic Option Grant Program in effect under Article III (the "June 1995 Amendment") and was amended in November 1995 to increase the number of shares available for issuance under the Plan by an additional 750,000 shares (the "November 1995 Amendment"). Both the June 1995 Amendment and the November 1995 Amendment were approved by the stockholders at the 1996 Annual Meeting.

          C. The Plan was amended on February 1, 1996 to authorize the appointment of the Secondary Committee for purposes of administering the Discretionary Option Grant and Stock Issuance Programs with respect to individuals who are non Section 16 Insiders. The Primary Committee shall also retain separate but concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to such individuals. The Plan was subsequently amended on December 17, 1996 (the "December 1996 Amendment") to effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 500,000 shares, (ii) render the non-employee Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs, (iii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price or issue price paid per share to be reissued under the Plan and (iv) effect a series of technical changes to the provisions of the Plan in order to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934 which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The December 1996 Amendment was approved by the stockholders the 1997 Annual Meeting.

          D. The Plan was again amended by the Board on January 20, 1998 to increase the number of shares of Common Stock issuable under the Plan by an additional 400,000 shares, from 2,700,000 to 3,100,000 shares (the "January 1998 Amendment"), subject to stockholder approval at the 1998 Annual Meeting. No option grants made on the basis of the January 1998 Amendment shall become exercisable in whole or in part unless and until the January 1998

----------

(4) The numbers DO NOT reflect the 3-for-2 split of the Common Stock effected by the Corporation on November 20, 1995.


                                      26.

Amendment is approved by the stockholders. Should such stockholder approval not be obtained at the 1998 Annual Meeting, then each option grant made pursuant to the January 1998 Amendment shall terminate and cease to remain outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to the January 1998 Amendment shall automatically be reinstated, and option grants and direct stock issuances may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants and direct stock issuances made prior to the January 1998 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the January 1998 Amendment shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants and direct stock issuances under the Plan at any time before the date fixed herein for the termination of the Plan.

          E. The Plan was again amended by the Board on January __, 2000 to (i) limit the Plan Administrator's ability to implement a cancellation/ regrant program under Article Two Section IV. of the Plan by adding a shareholder approval requirement and (ii) limit the Board's ability to amend or modify Article Five Section II.A. of the Plan by adding a shareholder approval requirement.

          F. The Plan shall terminate upon the EARLIER of (i) December 31, 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

     V. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

     VI. REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan, the issuance of any shares under the Stock Issuance Program and the issuance of Common Stock upon the exercise of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it and the Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all


                                      27.

applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

     VIII. MISCELLANEOUS PROVISIONS

          A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

          B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules, as such laws are applied to contracts entered into and performed in such State.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.


                                      28.

                       GASONICS INTERNATIONAL CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 10, 2000
        THIS PROXY IS SOLICITIED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       GASONICS INTERNATIONAL CORPORATION

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on March 10, 2000 and the Proxy Statement and appoints Dave Toole and Asuri Raghavan, and each of them, as the Proxy of the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 2730 Junction Avenue, San Jose, California 95134-1909, on Friday, March 10, 2000, at 9:00 a.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the following manner:

1. To elect the following directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified:

    Dave Toole               FOR [ ]  WITHHOLD AUTHORITY TO VOTE [ ]  Monte M. Toole         FOR [ ]  WITHHOLD AUTHORITY TO VOTE [ ]
    F. Joseph Van Poppelen   FOR [ ]  WITHHOLD AUTHORITY TO VOTE [ ]  Kenneth L. Schroeder   FOR [ ]  WITHHOLD AUTHORITY TO VOTE [ ]
    Kenneth M. Thompson      FOR [ ]  WITHHOLD AUTHORITY TO VOTE [ ]  Asuri Raghavan         FOR [ ]  WITHHOLD AUTHORITY TO VOTE [ ]

2. Proposal to approve amendments to the Company's 1994 Stock Option/Stock Issuance Plan (the "Option Plan") to (i) increase the number of shares of Common Stock authorized for issuance under the Option Plan by an additional 550,000 shares to 3,650,000 shares and (ii) amend the vesting provisions of the 7,500 share automatic grants to non-employee directors so that such grants will be fully exercisable and vested as of the grant date.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. To ratify the appointment of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending September 30, 2000; and

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

                                             Please print the name(s) appearing
                                             on each share certificate(s) over
                                             which you have voting authority:

                                             ___________________________________

                                              (Print name(s) on certificate(s)

                                             ___________________________________

                                                    Please sign your name

                                             ___________________________________

                                                  (Authorized Signature(s))

                                             Date:______________________________